Exhibit 10.26.2

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

Master Repurchase Agreement

Dated as of November 28, 2013

between

JEFFERIES FUNDING LLC (f/k/a JEFFERIES MORTGAGE FUNDING, LLC)

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 17th day of December, 2014, by and between Jefferies Funding LLC (f/k/a Jefferies Mortgage Funding, LLC) (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Master Repurchase Agreement, dated as of November 21, 2013 (the “Agreement”), between Buyer and Seller.

WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect certain agreed upon changes.

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Agreement is hereby amended as follows:

Section 1. Amendments. Effective as of December 17, 2014 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Paragraph 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following (modified text underlined for review purposes):

(zzzz)	“Termination Date” shall mean the earlier to occur of (i) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law or (ii) December 16, 2015.

Section 2. Acknowledgement of Facility Expiration. Buyer and Seller hereby acknowledge that the Termination Date occurred prior to the Effective Date. Notwithstanding that the Termination Date so occurred, Buyer and Seller entered into Transactions during the time period between such Termination Date and the Effective Date pursuant to the terms of the Agreement. Buyer and Seller hereby ratify such Transactions in their entirety and agree that such Transactions shall continue to remain subject to the terms of the Agreement (as amended by this Amendment) from and after the Effective Date.

Section 3. Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Paragraph 23(b) of the Agreement.

Section 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 6. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 8. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING LLC (f/k/a JEFFERIES		LOANDEPOT.COM, LLC,
MORTGAGE FUNDING, LLC),		as Seller
as Buyer

By:

By:		Name:	Jon C. Projen

Name:	Michael Pillari	Title:	CFO
Title:	Managing Director

Amendment Two to Master Repurchase Agreement